EXHIBIT 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Michael Tokarz, in the capacity of the officer who performs the functions of Principal Executive Officer of MVC Capital, Inc., a Delaware corporation (the “Registrant”), certifies that:

1. The Registrant’s Quarterly Report on Form 10-Q for the period ended July 31, 2012 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

In the capacity of the officer who performs the functions

of Principal Executive Officer for

MVC Capital, Inc.

/s/ Michael Tokarz
Michael Tokarz
Date: September 10 , 2012

Peter Seidenberg, in the capacity of the officer who performs the functions of Principal Financial Officer, of MVC Capital, Inc., a Delaware corporation (the “Registrant”), certifies that:

1. The Registrant’s Quarterly Report on Form 10-Q for the period ended July 31, 2012 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

In the capacity of the officer who performs the functions

of Principal Financial Officer for

MVC Capital, Inc.

/s/ Peter Seidenberg
Peter Seidenberg
Date: September 10 , 2012